As Filed With the Securities and Exchange Commission on May 19, 2000
                                                     Registration No. 333-______
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM S-8

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                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           GLENAYRE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                98-0085742
   (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)                 Identification  No.)


        5935 Carnegie Boulevard, Suite 300
        Charlotte, North Carolina                                28209
      (Address of principal executive offices)                  (Zip Code)

                       GLENAYRE 1996 INCENTIVE STOCK PLAN
                            (Full title of the plan)

                                    --------

                                  BERT C. KLEIN
                            SENIOR VICE PRESIDENT AND
                             CHIEF FINANCIAL OFFICER
                           GLENAYRE TECHNOLOGIES, INC.
                       5935 CARNEGIE BOULEVARD, SUITE 300
                         CHARLOTTE, NORTH CAROLINA 28209
                     (Name and address of agent for service)
                                  704/553-0038
                     (Telephone number, including area code,
                              of agent for service)

                  Please send copies of all communications to:

                              A. ZACHARY SMITH III
                   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                  BANK OF AMERICA CORPORATE CENTER, SUITE 4200
                             100 NORTH TRYON STREET
                      CHARLOTTE, NORTH CAROLINA 28202-4006

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
                         CALCULATION OF REGISTRATION FEE
-------------------------------------- --------------------- ------------------------- ------------------------- -------------------
                Title                         Amount             Proposed maximum          Proposed maximum              Amount of
         of securities to be                  to be               Offering price              aggregate                registration
             registered                     registered             Per share(1)             offering price(1)               fee
-------------------------------------- --------------------- ------------------------- ------------------------- -------------------
    Common Stock, $.02 par value         2,500,000 shares             $ 12.50               $ 31,250,000                 $ 8,250
====================================== ===================== ========================= ========================= ===================

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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) on the basis of $12.50 per share, the average of the high and low prices for the Common Stock on May 15, 2000 as reported in The Nasdaq Stock Market.

                                EXPLANATORY NOTE

         This Registration Statement relates to the amendment to the Glenayre 1996 Incentive Stock Plan to increase by 2,500,000 the number of shares of $.02 par value Common Stock authorized to be issued thereunder.

                     STATEMENT OF INCORPORATION BY REFERENCE

         This Registration Statement on Form S-8 incorporates by reference the contents of (i) PART I and (ii) PART II, Items 4, 6, 7 and 9, of the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-04635), filed by the Registrant on May 22, 1998 and the Registration Statement on Form S-8 (No. 333-81155), filed by the Registrant on June 17, 1999 relating to the Glenayre 1996 Incentive Stock Plan.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Glenayre Technologies, Inc. (the "Company") with the Securities and Exchange Commission (Commission file number 0-15761) and are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with the issuance of the Common Stock being offered hereby are being passed upon for the Company by Kennedy Covington Lobdell & Hickman, L.L.P., Bank of America Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina 28202. At May 10, 2000, partners and associates of Kennedy Covington Lobdell & Hickman, L.L.P. and their spouses and minor children owned beneficially an aggregate of 2,065 shares of the Common Stock of the Company and options to purchase 22,000 shares of the Common Stock of the Company.

ITEM 8.           EXHIBITS.

   4        Glenayre 1996 Incentive Stock Plan, as amended (filed herewith).

   5 Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. (filed herewith).

   23.1     Consent of Ernst & Young LLP (filed herewith).

   23.2 Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (contained in Exhibit 5).

   23.3     Acknowledgment of Ernst & Young LLP (filed herewith).


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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 19, 2000.

                                                     GLENAYRE TECHNOLOGIES, INC.


                                                     By /s/ Bert C. Klein
                                                     --------------------
                                                        Bert C. Klein
                                                        Senior Vice President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Signature                                            Capacity                                    Date
---------                                            --------                                    ----


/s/ Clarke H. Bailey                           Chairman of the Board                             May 19, 2000
----------------------------------------       and Director
Clarke H. Bailey


/s/ Eric L. Doggett                            President, Chief Executive Officer                May 19, 2000
----------------------------------------       and Director
Eric L. Doggett


/s/ Bert C. Klein                              Senior Vice President, Chief                      May 19, 2000
----------------------------------------       Financial Officer, Chief Accounting
Bert C. Klein                                  Officer, Secretary and Treasurer


/s/ Ramon D. Ardizzone                         Director                                          May 19, 2000
----------------------------------------
Ramon D. Ardizzone


/s/ Donald S. Bates                            Director                                          May 19, 2000
----------------------------------------
Donald S. Bates

/s/ Peter W. Gilson                            Director                                          May 19, 2000
----------------------------------------
Peter W. Gilson

/s/ John J. Hurley                             Director                                          May 19, 2000
----------------------------------------
John J. Hurley

/s/ Thomas C. Israel                           Director                                          May 19, 2000
----------------------------------------
Thomas C. Israel

/s/ Stephen P. Kelbley                         Director                                          May 19, 2000
----------------------------------------
Stephen P. Kelbley

/s/ Anthony N. Pritzker                        Director                                          May 19, 2000
----------------------------------------
Anthony N. Pritzker

/s/ Horace H. Sibley                           Director                                          May 19, 2000
----------------------------------------
Horace H. Sibley

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
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                           GLENAYRE TECHNOLOGIES, INC.
                         Commission File Number 0-15761

                                  EXHIBIT INDEX


Exhibit                 Description
-------                 -----------

   4          Glenayre 1996 Incentive Stock Plan, as amended (filed herewith).

   5 Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. (filed herewith).

   23.1       Consent of Ernst & Young LLP (filed herewith).

   23.2       Consent of Kennedy Covington Lobdell & Hickman, LLP (contained in
              Exhibit 5).

   23.3       Acknowledgment of Ernst & Young LLP (filed herewith).


                                       5